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                                                                    Exhibit 21.1

                               SUBSIDIARY LISTING
                            As of September 29, 2001

COMPANIES

Ames True Temper, Inc.
Architectural Area Lighting Inc.
Artesanias Baja S.A. de C.V.
Asteria Company
BB Investments
Bowers Group PLC
Bowers Metrology Ltd.
Bowers Metrology UK Ltd.
Columbia Lighting - LCA, Inc.
Columbia Lighting, Inc.
Convetry Gauge Limited
CV Instruments Ltd.
Dual-Lite Inc.
Dual-Lite Manufacturing Inc.
Eclipse Magnetics Limited
Elektrokovina Svetilke d.o.o.
Elektrokovina Technica d.o.o.
Eljer Industries, Inc.
Eljer Plumbingware, Inc.
Gatsby Spas, Inc.
Industrias Eljer de Mexico S.A. de C.V.
IXL Manufacturing, Inc.
Jacuzzi (Chile) S.A.
Jacuzzi (Europe) S.p.A.
Jacuzzi Asia Pacific Pty Ltd
Jacuzzi do Brazil Industria e Commercio Ltda.
Jacuzzi Inc.
Jacuzzi Leisure Products Inc.
Jacuzzi Singapore Pte Ltd
James Neill (New Zealand) Limited
James Neill Canada Inc.
James Neill Holdings Limited
JNU International (Australia) Pty Ltd
JUSI Holdings, Inc.
Kim Lighting Inc.
KLI, Inc.
Knoblich-Licht Ges. mbH
LCA Group Inc.
Magnacut Ltd.
Neill Tools Limited
O. Ames Argentina, S.A.
O. Ames Co. Chile
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PH Property Development Company
Prescolite, Inc.
Progress Lighting Inc.
Rexair Holdings, Inc.
Rexair, Inc.
Selkirk Canada, Inc.
Selkirk, Inc.
Siteco Beleuchtungstechnik GmbH
Siteco Holdings GmbH
Societe Neill France S.A.
Societe Rectilor S.A.
Spaulding Lighting, Inc.
Spear & Jackson plc
Sundance Spas, Inc.
SuperVent Products Inc.
The Spring Ram Corporation plc
True Temper Ireland
United States Brass Corporation
USI American Holdings, Inc.
USI Atlantic Corp.
USI Canada Inc.
USI Capital, Inc.
USI Global Corp.
USI Mayfair Limited
USI Overseas Holdings Limited
USI Properties, Inc.
Zurn Industries, Inc.


* This list excludes dormant and other subsidiaries not meaningful for presentation herein.